UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of
Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01     Other Events.
On August 31, 2007, Genomic Health, Inc. (the “Company”) announced that on August 24, 2007, Kimberly Popovits, President and Chief Operating Officer of the Company, entered into a plan to sell common stock of the Company in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt pre-arranged sales or purchase plans for the Company’s securities under specified terms and conditions. The rule allows individuals adopting such plans to sell or purchase shares as specified in the plan, even if subsequent material and non-public information becomes available to them. Ms. Popovits’ plan provides for the sale of up to 80,000 shares of the Company’s common stock over a period of approximately one year. The plan has been approved pursuant to the Company’s insider trading policy. Any transactions executed under the provisions of the sales plan will be reported through Form 4 filings with the SEC. The plan provides that no sales may be made thereunder prior to a date that is sixty days following the date of adoption of the plan.
Other executives of the Company have, and may from time to time, adopt sales plans in accordance with Rule 10b5-1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 31, 2007

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Executive Vice President and Chief Financial Officer

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